Exhibit 99.1

Verisign Reports 9 Percent Year-Over-Year Revenue Growth in Third Quarter 2013

RESTON, VA - October 24, 2013 - VeriSign, Inc. (NASDAQ: VRSN), the global leader in domain names, today reported financial results for the third quarter ended Sept. 30, 2013.

Third Quarter GAAP Financial Results
VeriSign, Inc., and subsidiaries (“Verisign”) reported revenue of $244 million for the third quarter of 2013, up 9 percent from the same quarter in 2012. Verisign reported net income of $81 million and diluted earnings per share (EPS) of $0.53 for the third quarter of 2013, compared to net income of $78 million and diluted EPS of $0.47 in the same quarter in 2012. The operating margin was 54.5 percent for the third quarter of 2013 compared to 51.9 percent for the same quarter in 2012.

Third Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $90 million and diluted EPS of $0.59 for the third quarter of 2013, compared to net income of $84 million and diluted EPS of $0.50 for the same quarter in 2012. The non-GAAP operating margin was 58.8 percent for the third quarter of 2013 compared to 56.4 percent for the same quarter in 2012. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“Our team continued to execute well and delivered sound operational and financial results. Also, during the third quarter we repurchased 6.8 million shares for $331 million,” commented Jim Bidzos, executive chairman, president and chief executive officer.

As a result of Verisign’s ongoing evaluation of its tax structure, Verisign expects to liquidate for tax purposes one of its domestic subsidiaries during the fourth quarter of 2013, which it expects will allow it to claim a worthless stock deduction on its 2013 federal income tax return. If claimed, based on preliminary estimates, Verisign expects to record an income tax benefit during the fourth quarter of 2013, ranging from approximately $300 million to $400 million, related to the worthless stock deduction, net of valuation allowances and uncertain tax positions recorded as required under GAAP. The worthless stock deduction may be subject to audit and adjustment by the IRS, which could result in reversal of all, part or none of the income tax benefit, or could result in a benefit higher than the net amount Verisign initially records. Verisign cannot guarantee that the liquidation of this subsidiary will occur as described, or at all, or what the ultimate outcome, use or amount of benefit Verisign receives, if any, will be. The financial statement carrying value of this subsidiary is not material.

While Verisign expects its domestic operations to generate sufficient taxable income to fully use the tax benefits of the ordinary loss from the worthless stock deduction, Verisign is analyzing and evaluating various scenarios for realizing the benefits. Although Verisign’s current intent remains to indefinitely reinvest outside of the U.S. those funds held by foreign subsidiaries that have not been previously taxed in the U.S. and accordingly Verisign has not provided deferred U.S. taxes for such funds, Verisign anticipates reevaluating its overall business structure and financing of foreign operations as a part of this analysis. If the conclusion of this analysis results in a change to Verisign’s current strategy related to foreign operations, Verisign may be required to accrue for an additional U.S. tax obligation, although it cannot predict what such amount, if any, may be. Based upon the audited statutory financial statements of Verisign’s foreign subsidiaries as of December 31, 2012, on a combined basis Verisign’s foreign subsidiaries have up to approximately $600 million of distributable capital under applicable foreign statutes. Verisign does not know what the ultimate outcome, if any, will be resulting from this analysis and evaluation for realizing the benefits.

Financial Highlights

•	Verisign ended the third quarter with Cash, Cash Equivalents and Marketable Securities of $1.8 billion, an increase of $250 million from year-end 2012.

•	Cash flow from operations was $134 million for the third quarter compared with $122 million for the same quarter in 2012.

•	Deferred revenues on Sept. 30, 2013, totaled $858 million, an increase of $45 million from year-end 2012.

•	Capital expenditures were $13 million in the third quarter of 2013.

•
During the third quarter, Verisign repurchased 6.8 million shares of its common stock for $331 million. At Sept. 30, 2013, $697 million remained available and authorized under the current share repurchase program.

•
For purposes of calculating diluted EPS, the third quarter diluted share count included 10.5 million shares related to the subordinated convertible debentures, compared with 9.2 million shares in the same quarter in 2012. These represent diluted shares and not shares that have been issued.

Business Highlights

•
Verisign Registry Services added 1.55 million net new names during the third quarter, ending with 125.9 million active domain names in the zone for .com and .net, which represents a 5 percent increase over the zone at the end of the third quarter in 2012.

•	In the third quarter, Verisign processed 8.3 million new domain name registrations as compared to 7.8 million in the same quarter in 2012.

•
The final .com and .net renewal rate for the second quarter of 2013 was 72.7 percent compared with 72.9 percent for the same quarter in 2012. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: Discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012, and 30 percent for the other periods presented herein, both of which differ from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income is appended to this release.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the third quarter 2013 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-1494 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at http://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at http://investor.verisign.com.

About Verisign
As the global leader in domain names, Verisign powers the invisible navigation that takes people to where they want to go on the Internet. For more than 15 years, Verisign has operated the infrastructure for a portfolio of top-level domains that today includes .com, .net, .tv, .edu, .gov, .jobs, .name and .cc, as well as two of the world’s 13 Internet root servers. Verisign’s product suite also includes Distributed Denial of Service (DDoS) Protection Services, iDefense Security Intelligence Services and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit VerisignInc.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing and advertising practices, including those of third-party registrars; changes in search engine algorithms and advertising payment practices; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the uncertainty regarding whether and when, if at all, the liquidation of one of our domestic subsidiaries will occur, and what the ultimate outcome, use or amount of benefit we receive, if any, will be; the outcome of our reevaluation of our current strategy related to foreign operations and the amount of additional tax obligation, if any, we may be required to accrue as a result of this analysis; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether we will successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether we will be able to continue to expand our infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction, the impact of ICANN’s Registry Agreement for new gTLDs, and whether our gTLD applications or the applicants’ gTLD applications for which we have contracted to provide back-end registry services will be successful; and the uncertainty regarding the impact, if any, of the delegation into the root zone of up to 1,400 new TLDs. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2013 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$117,591	$130,736
Marketable securities	1,689,223	1,425,700
Accounts receivable, net	14,823	11,477
Deferred tax assets	253	44,756
Prepaid expenses and other current assets	39,853	30,795
Total current assets	1,861,743	1,643,464
Property and equipment, net	337,785	333,861
Goodwill	52,527	52,527
Long-term deferred tax assets	48,391	7,299
Other long-term assets	29,505	25,325
Total long-term assets	468,208	419,012
Total assets	$2,329,951	$2,062,476
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$145,426	$130,391
Deferred revenues	597,033	564,627
Subordinated convertible debentures, including contingent interest derivative	613,751	—
Deferred tax liabilities	407,860	—
Total current liabilities	1,764,070	695,018
Long-term deferred revenues	260,963	247,955
Senior notes	750,000	—
Subordinated convertible debentures, including contingent interest derivative	—	597,614
Credit facility	—	100,000
Long-term deferred tax liabilities	3,832	386,914
Other long-term tax liabilities	44,903	44,298
Total long-term liabilities	1,059,698	1,376,781
Total liabilities	2,823,768	2,071,799
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 320,177 at September 30, 2013 and 318,722 at December 31, 2012; Outstanding shares: 137,654 at September 30, 2013 and 153,392 at December 31, 2012	320	319
Additional paid-in capital	19,157,314	19,891,291
Accumulated deficit	(19,648,244)	(19,900,545)
Accumulated other comprehensive loss	(3,207)	(388)
Total stockholders’ deficit	(493,817)	(9,323)
Total liabilities and stockholders’ deficit	$2,329,951	$2,062,476

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$243,678	$223,528	$719,457	$643,396
Costs and expenses:
Cost of revenues	46,554	41,460	140,438	125,560
Sales and marketing	22,900	22,928	64,273	77,056
Research and development	17,456	15,409	52,531	45,635
General and administrative	24,055	27,669	64,157	73,903
Restructuring charges	—	—	—	(730)
Total costs and expenses	110,965	107,466	321,399	321,424
Operating income	132,713	116,062	398,058	321,972
Interest expense	(21,119)	(12,619)	(53,524)	(37,539)
Non-operating loss, net	(4,592)	(1,742)	(4,208)	(3,032)
Income from continuing operations before income taxes	107,002	101,701	340,326	281,401
Income tax expense	(26,104)	(24,882)	(88,025)	(70,005)
Income from continuing operations, net of tax	80,898	76,819	252,301	211,396
Income from discontinued operations, net of tax	—	1,091	—	2,995
Net income	80,898	77,910	252,301	214,391
Unrealized gain (loss) on investments, net of tax	85	2,499	(341)	2,536
Realized loss (gain) on investments, net of tax, included in net income	1	(20)	(2,478)	(55)
Other comprehensive income (loss)	86	2,479	(2,819)	2,481
Comprehensive income	$80,984	$80,389	$249,482	$216,872

Basic income per share:
Continuing operations	$0.57	$0.49	$1.71	$1.34
Discontinued operations	—	0.01	—	0.02
Net income	$0.57	$0.50	$1.71	$1.36
Diluted income per share:
Continuing operations	$0.53	$0.46	$1.60	$1.28
Discontinued operations	—	0.01	—	0.02
Net income	$0.53	$0.47	$1.60	$1.30
Shares used to compute net income per share
Basic	141,701	156,261	147,567	157,729
Diluted	152,951	166,575	157,606	164,540

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$252,301	$214,391
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	45,415	39,652
Stock-based compensation	27,006	26,391
Excess tax benefit associated with stock-based compensation	(30,095)	(20,765)
Deferred income taxes	29,000	34,310
Other, net	17,577	15,650
Changes in operating assets and liabilities
Accounts receivable	(3,525)	3,602
Prepaid expenses and other assets	1,679	5,081
Accounts payable and accrued liabilities	47,185	(31,515)
Deferred revenues	45,414	80,074
Net cash provided by operating activities	431,957	366,871
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	2,253,776	393,677
Purchases of marketable securities	(2,516,714)	(1,579,234)
Purchases of property and equipment	(50,201)	(39,868)
Other investing activities	(3,946)	(638)
Net cash used in investing activities	(317,085)	(1,226,063)
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	16,661	26,573
Repurchases of common stock	(810,067)	(231,391)
Repayment of borrowings	(100,000)	—
Proceeds from senior notes, net of issuance costs	738,297	—
Excess tax benefit associated with stock-based compensation	30,095	20,765
Other financing activities	—	189
Net cash used in financing activities	(125,014)	(183,864)
Effect of exchange rate changes on cash and cash equivalents	(3,003)	162
Net decrease in cash and cash equivalents	(13,145)	(1,042,894)
Cash and cash equivalents at beginning of period	130,736	1,313,349
Cash and cash equivalents at end of period	$117,591	$270,455
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$40,435	$40,829
Cash paid for income taxes, net of refunds received	$17,055	$19,975

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2013		2012
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$132,713	$80,898	$116,062	$77,910
Discontinued Operations		—		(1,091)
Adjustments:
Stock-based compensation	10,577	10,577	9,807	9,807
Amortization of other intangible assets	—	—	140	140
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		5,286		3,167
Non-cash interest expense		2,171		1,916
Tax adjustment		(8,907)		(7,803)
Non-GAAP	$143,290	$90,025	$126,009	$84,046

Revenues	$243,678		$223,528
Non-GAAP operating margin	58.8%		56.4%
Diluted shares		152,951		166,575
Per diluted share, non-GAAP		$0.59		$0.50

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate, which differs from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Three Months Ended September 30,
	2013	2012
Cost of revenues	$1,524	$1,491
Sales and marketing	1,442	1,697
Research and development	1,674	1,622
General and administrative	5,937	4,997
Total stock-based compensation expense	$10,577	$9,807

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30,
	2013		2012
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$398,058	$252,301	$321,972	$214,391
Discontinued operations				(2,995)
Adjustments:
Stock-based compensation	27,006	27,006	26,391	26,391
Amortization of other intangible assets	—	—	788	788
Restructuring charges	—	—	(730)	(730)
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		9,723		7,127
Non-cash interest expense		6,316		5,409
Tax adjustment		(19,319)		(23,775)
Non-GAAP	$425,064	$276,027	$348,421	$226,606

Revenues	$719,457		$643,396
Non-GAAP operating margin	59.1%		54.2%
Diluted shares		157,606		164,540
Per diluted share, non-GAAP		$1.75		$1.38

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012 and 30 percent for all other periods presented herein, both of which differ from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Nine Months Ended September 30,
	2013	2012
Cost of revenues	$4,639	$4,479
Sales and marketing	4,656	5,046
Research and development	5,314	4,191
General and administrative	12,397	12,675
Total stock-based compensation expense	$27,006	$26,391

VERISIGN, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Following the offering of the 4.625% senior notes due 2023 (the “Notes”), we disclose our Adjusted EBITDA for the periods shown below. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indenture governing the Notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures and unrealized loss (gain) on hedging agreements.
The following table reconciles GAAP net income to Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended September 30,
	2013	2012
Net Income	$80,898	$77,910
Interest expense	21,119	12,619
Income tax expense	26,104	24,985
Depreciation and amortization	14,889	13,379
Stock-based compensation	10,577	9,807
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	5,286	3,167
Unrealized loss on hedging agreements	222	435
Adjusted EBITDA	$159,095	$142,302

Four Quarters Ended September 30, 2013
Net Income	$357,941
Interest expense	66,181
Income tax expense	121,541
Depreciation and amortization	60,582
Stock-based compensation	33,976
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	2,174
Unrealized loss on hedging agreements	18
Adjusted EBITDA	$642,413
Verisign’s management believes that presenting Adjusted EBITDA enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. However, Adjusted EBITDA has important limitations as an analytical tool. These limitations include, but are not limited to, the following:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•
non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.